Exhibit 99.1

ALLIANCE MMA 590 MADISON AVENUE NEW YORK, NY 10022 www.rubensteinpr.com RUBENSTEIN PUBLIC RELATIONS CONTACT: KRISTIE GALVANI 212-805-3005 KGALVANI@RUBENSTEINPR.COM

ALLIANCE MMA RESPONDS TO LAWSUIT

Company Retains Counsel To Dismiss Case

NEW YORK, NY – April 21, 2017 – Alliance MMA, Inc. ("Alliance MMA" or the "Company") (NASDAQ: AMMA), a professional mixed martial arts (MMA) company, announced today that a shareholder has filed a lawsuit against the Company and two of its current officers in the United States District Court for the District of New Jersey, under the caption Shapiro v. Alliance MMA, Inc., No. 1:17-cv-2583 (D.N.J.). The lawsuit alleges violations of the federal securities laws and purports to seek damages on behalf of a class of all shareholders who purchased the Company’s common stock pursuant or traceable to the Company’s initial public offering. The Company believes that the lawsuit is without merit and intends to vigorously defend against it. “Securities claims like this are often pursued by opportunistic lawyers when there is a drop in stock price,” stated CEO Paul K. Danner, III. “The law firm of King & Spalding LLP has been engaged to help us fight back, and we plan to file a motion to dismiss this lawsuit.”

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a professional mixed martial arts company that brings together leading regional promotions. Alliance MMA's mission is to identify and cultivate the next generation of fighters and champions for advancement to the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

With some of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA is also dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for live MMA events, digital media, and Alliance MMA fighters.

MMA is the world’s fastest growing sport with worldwide fans of approximately 300 million according to sports marketing research firm Repucom. MMA is a full contact sport that allows a wide range of fighting techniques, including striking and grappling from various martial arts and disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate and Muay Thai. Professional MMA fights are legal and regulated by state athletic commissions in all 50 states.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016, the Company completed an initial public offering that culminated in a listing on the NASDAQ stock exchange. Alliance MMA is the only mixed martial arts promotion company that is publicly-traded.

For more information visit, www.alliancemma.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.

Contacts

Alliance MMA, Inc.

James Platek, 212-739-7825, x707

Director, Investor Relations

or

Rubenstein Public Relations

Kristie Galvani, 212-805-3005

kgalvani@rubensteinpr.com